Registration Statement No. 333-44094


================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             Conexant Systems, Inc.
             (Exact name of registrant as specified in its charter)

                             ----------------------

                  Delaware                              25-1799439
       (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)                Identification No.)

            4311 Jamboree Road
          Newport Beach, California                      92660-3095
     (Address of Principal Executive Offices)             (Zip Code)

                          ----------------------------

                    NetPlane Systems, Inc. Stock Option Plan
                            (Full title of the plan)

                          ----------------------------

                            DENNIS E. O'REILLY, ESQ.
                     Senior Vice President, General Counsel
                                  and Secretary
                             Conexant Systems, Inc.
                               4311 Jamboree Road
                      Newport Beach, California 92660-3095
                     (Name and address of agent for service)


                                 (949) 483-4600
          (Telephone number, including area code, of agent for service)

                          ----------------------------
                                    Copy to:
                              PETER R. KOLYER, ESQ.
                             Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-5100


================================================================================

                                EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-8 amends Registration Statement No. 333-44094 which was previously filed with the Securities and Exchange Commission (the "Commission") on Form S-4 (the "Original Registration Statement") in connection with the merger (the "Merger") of H&J Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Conexant Systems, Inc. (the "Company"), with and into NetPlane Systems, Inc. (formerly Harris & Jeffries, Inc.), a Massachusetts corporation ("NetPlane"). The Original Registration Statement as amended by this Post-Effective Amendment No. 1 is referred to herein as the "Registration Statement". In connection with the filing of the Original Registration Statement, 2,727,000 shares of Common Stock, par value $1 per share, of the Company (the "Company Common Stock") were registered with the Commission and the applicable filing fee was paid. The number of shares so registered pursuant to the Original Registration Statement were those shares which are expected to be distributed to the former holders of Series A Participating Convertible Preferred Stock, no par value per share, of NetPlane and to the former holders of Common Stock, no par value per share, of NetPlane (the "NetPlane Common Stock") in connection with the Merger and those shares which are required to be distributed, or reserved for issuance, to NetPlane employees and directors in connection with the NetPlane Systems, Inc. Stock Option Plan (the "Plan"). Pursuant to the terms of the Merger, at the effective time of the Merger all outstanding NetPlane employee and director options exerciseable for NetPlane Common Stock under the Plan were converted into options exerciseable for Company Common Stock based on a formula.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

              The following documents, which have been filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

       (a) Annual Report on Form 10-K of Conexant Systems, Inc. (the "Company") for the year ended September 30, 1999 (including the portions of the Proxy Statement for the Company's 2000 Annual Meeting of Shareowners that are incorporated therein by reference);

       (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999;

       (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

       (d) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

       (e) The Company's Current Report on Form 8-K dated January 4, 2000, as amended by the Company's Current Report on Form 8-K/A dated January 11, 2000;

       (f)    The Company's Current Report on Form 8-K dated February 16, 2000;

       (g)    The Company's Current Report on Form 8-K dated March 10, 2000;

       (h)    The Company's Current Report on Form 8-K dated April 3, 2000;

       (i)    The Company's Current Report on Form 8-K dated April 12, 2000;

       (j)    The Company's Current Report on Form 8-K dated May 17, 2000;

       (k)    The Company's Current Report on Form 8-K dated May 23, 2000;

       (l)    The Company's Current Report on Form 8-K dated May 30, 2000;

       (m)    The Company's Current Report on Form 8-K dated June 13, 2000;

       (n)    The Company's Current Report on Form 8-K dated June 27, 2000;

       (o)    The Company's Current Report on Form 8-K dated June 29, 2000;

       (p)    The Company's Current Report on Form 8-K dated July 19, 2000;

       (q)    The Company's Current Report on Form 8-K dated August 8, 2000;

       (r)    The Company's Current Report on Form 8-K dated September 14, 2000;

       (s)    The Company's Current Report on Form 8-K dated September 22, 2000;

       (t)    The Company's Current Report on Form 8-K dated September 28, 2000;
              and

       (u) The description of the Company's Common Stock contained in Item 11 of the Company's Registration Statement on Form 10, as amended (File No. 000-24923), dated December 1, 1998, as amended by Part II, Item 2 of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

              All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

              This Item is not applicable.

Item 5. Interests of Named Experts and Counsel.

              Jasmina Theodore Boulanger, Esq., who has passed upon the legality of any newly issued shares of Common Stock of the Company covered by this registration statement, is Associate General Counsel and Assistant Secretary of the Company.

Item 6. Indemnification of Directors and Officers.

              The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to certain limitations. Our restated certificate of incorporation provides that our directors are not liable to the Company or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its shareowners, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (4) for any transaction from which a director derived an improper personal benefit.

              The Delaware General Corporation Law provides for indemnification of directors, officers, employees and agents subject to certain limitations. Our by-laws and the appendix thereto provide for the indemnification of our directors, officers, employees and agents to the extent permitted by Delaware law. Our directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

              This Item is not applicable.

Item 8. Exhibits.

4.1     Restated Certificate of Incorporation of the Company, filed as Exhibit
        3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, is incorporated herein by reference.

4.2 Amended By-Laws of the Company, filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Registration No. 333-68755) (the "Savings Plan Form S-8"), are incorporated herein by reference.

4.3 Specimen certificate for the Company's Common Stock, par value $1 per share, filed as Exhibit 4.3 to the Company's Registration Statement on Form 10 (File No. 000-24923), is incorporated herein by reference.

4.4 Rights Agreement, dated as of November 30, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as Exhibit 4.4 to the Savings Plan Form S-8, is incorporated herein by reference.

4.5 First Amendment to Rights Agreement, dated as of December 9, 1999, filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, is incorporated herein by reference.

4.6     NetPlane Systems, Inc. Stock Option Plan, amended November 13, 2000.

5 Opinion of Jasmina Theodore Boulanger, Esq., Associate General Counsel and Assistant Secretary of the Company, as to the legality of any newly issued shares of Common Stock of the Company covered by this Registration Statement.

23.1    Consent of Deloitte & Touche LLP, independent auditors.

23.2    Consent of Arthur Andersen LLP, independent public accountants.

23.3 Consent of Jasmina Theodore Boulanger, Esq., contained in her opinion filed as Exhibit 5 to this Registration Statement.

23.4    Consent of Chadbourne & Parke LLP.

24 Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of Conexant, filed as Exhibit 24 to the Company's Registration Statement on Form S-4 (Registration No. 333-44094), is incorporated herein by reference.

99.a Agreement and Plan of Merger, dated as of July 19, 2000, by and among the Company, H&J Acquisition Sub, Inc. and Harris & Jeffries, Inc., filed as Exhibit 99.a to the Company's Registration Statement on Form S-4 (Registration No. 333-44094), is incorporated herein by reference,

99.b First Amendment of Agreement and Plan of Merger, dated as of August 28, 2000, by and among the Company, H&J Acquisition Sub. Inc. and Harris & Jefferies, Inc., filed as Exhibit 99.b to the Company's Registration Statement on Form S-4 (Registration No. 333-44094), is incorporated herein by reference.


Item 9. Undertakings.

A.     The Company hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
         Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (Registration No. 333-44094) and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 17th day of November, 2000.



                                        CONEXANT SYSTEMS, INC.



                                        By /s/ Dwight W. Decker
                                          -----------------------------------
                                            (Dwight W. Decker, Chairman and
                                                Chief Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on the 17th day of November, 2000 by the following persons in the capacities indicated:

        Signature                                       Title

     DWIGHT W. DECKER*                 Chairman of the Board and Chief Executive
                                           Officer (principal executive officer)
                                                    and Director

     DONALD R. BEALL*                                 Director

     F. CRAIG FARRILL*                                Director

      JERRE L. STEAD*                                 Director

   BALAKRISHNAN S. IYER*               Senior Vice President and Chief Financial
                                           Officer (principal financial and
                                                   accounting officer)




*By /s/ Dennis E. O'Reilly
    ---------------------------------------
    (Dennis E. O'Reilly, Attorney-in-fact)**



** By authority of the power of attorney filed as Exhibit 24 to the Registration Statement

                                  EXHIBIT INDEX


Exhibit                                                                     Page
-------                                                                     ----
Number
------

4.1     Restated Certificate of Incorporation of the Company, filed as
        Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, is incorporated herein by reference.

4.2 Amended By-Laws of the Company, filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Registration No. 333-68755) (the "Savings Plan Form S-8"), are incorporated herein by reference.

4.3 Specimen certificate for the Company's Common Stock, par value $1 per share, filed as Exhibit 4.3 to the Company's
        Registration Statement on Form 10 (File No. 000-24923), is incorporated herein by reference.

4.4 Rights Agreement, dated as of November 30, 1998, by and between the Company and ChaseMellon Shareholder Services,
        L.L.C., as rights agent, filed as Exhibit 4.4 to the Savings Plan Form S-8, is incorporated herein by reference.

4.5     First Amendment to Rights Agreement, dated as of
        December 9, 1999, filed as Exhibit 4.1 to the Company's
        Quarterly Report on Form 10-Q for the quarter ended
        December 31, 1999, is incorporated herein by reference.

4.6     NetPlane Systems, Inc. Stock Option Plan, amended
        November 13, 2000.

5 Opinion of Jasmina Theodore Boulanger, Esq., Associate General Counsel and Assistant Secretary of the Company, as to the legality of any newly issued shares of Common Stock of the Company covered by this Registration Statement.

23.1    Consent of Deloitte & Touche LLP, independent auditors.

23.2 Consent of Arthur Andersen LLP, independent public accountants.

23.3 Consent of Jasmina Theodore Boulanger, Esq., contained in her opinion filed as Exhibit 5 to this Registration Statement.


23.4    Consent of Chadbourne & Parke LLP.

24 Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of Conexant, filed as Exhibit 24 to the Company's Registration Statement on Form S-4 (Registration No. 333-44094), is incorporated herein by reference.

99.a Agreement and Plan of Merger, dated as of July 19, 2000, by and among the Company, H&J Acquisition Sub, Inc. and Harris & Jeffries, Inc., filed as Exhibit 99.a to the Company's
        Registration Statement on Form S-4 (Registration No.
        333-44094), is incorporated herein by reference,

99.b First Amendment of Agreement and Plan of Merger, dated as of August 28, 2000, by and among the Company, H&J Acquisition Sub. Inc. and Harris & Jefferies, Inc., filed as Exhibit 99.b to the Company's Registration Statement on Form S-4 (Registration No. 333-44094), is incorporated herein by reference.